Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com
FOR IMMEDIATE RELEASE

Contact:

Geoffrey Buscher
Investor Relations
425-265-2472
investorrelations@intermec.com

Intermec CEO Successfully Undergoes Bypass Procedure

EVERETT, Wash. – April 4, 2011 – Intermec, Inc. (NYSE:IN) today announced that its Chief Executive Officer, Patrick J. Byrne, successfully underwent a minimally-invasive coronary bypass procedure on April 1, 2011.  Mr. Byrne is expected to be available on a limited basis during his recovery and he is expected to return to his full duties in approximately three to four weeks.  During this period, Mr. Byrne’s executive duties will be assumed by Intermec Senior Vice President and Chief Financial Officer, Robert J. Driessnack.

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About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company's products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)

Statements made in this release and any related statements that express our or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about our expectations regarding our chief executive officer and other future events. These forward-looking statements are based upon a number of assumptions, including those mentioned within this release.  Other risks and uncertainties regarding our company  are described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including, but not limited to, the risk factors set forth in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.